Exhibit 99.1

Press Release

Contact:

Lisa Scannell

VP, Corporate Marketing & Communications

617.478.5206

ARGO GROUP ANNOUNCES ADDITIONS TO BOARD OF DIRECTORS

HAMILTON, Bermuda (Feb. 23, 2011) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced it has appointed Kate Nealon and Nabil N. El-Hage to its board of directors.

“We are pleased to have these two accomplished and well-respected individuals join our board,” said Argo Group Chairman Gary Woods. “They both bring a wealth of valuable experience which will complement nicely the strong board that we already have in place. I look forward to the leadership and perspective that both new members will add as we look to accomplish the growth objectives we have set for Argo.”

Kate Nealon’s international career includes significant experience with risk management, compliance and regulatory issues with global companies. Ms. Nealon was the head of legal and compliance at Standard Chartered Plc in London having previously practiced international banking and regulatory law in New York. She currently serves on the board of Cable and Wireless Communications and has served on the boards of directors of HBOS Plc and Shire Plc. Ms. Nealon has corporate governance experience through various roles at the Judge Business School at Cambridge University and serves on the advisory council of the Institute of Business Ethics. A graduate of Georgetown University in Washington, DC, she is the Co-Chair of the European Advisory Board of Georgetown Law School.

Nabil El-Hage is a corporate governance expert and independent consultant. Mr. El-Hage teaches corporate governance and private equity courses to senior executives and boards of directors around the globe. Mr. El-Hage previously served as a Senior Associate Dean for External Relations at Harvard Business School and taught MBA courses focused on leadership, corporate accountability, finance and governance. Mr. El-Hage is a graduate of Yale University and Harvard Business School. He has served on a dozen boards of private and public companies over the past two decades and is currently Programme Director for the central bank of Malaysia’s Financial Institutions Directors’ Education Programme (FIDE).

Argo House 110 Pitts Bay Road Pembroke, Bermuda HM08 www.argolimited.com	T 441 296 5858 F 441 296 6162

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Reinsurance, and International Specialty. Argo’s insurance subsidiaries are A. M. Best-rated ‘A’ (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo’s U.S. insurance subsidiaries are Standard and Poor’s-rated ‘A-’ (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group’s filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group’s objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.